Exhibit 10.5

THE ENSIGN GROUP, INC.
RESTRICTED STOCK AWARD AGREEMENT

        This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made this                         day of                        ,                         , by and between The Ensign Group, Inc., a Delaware corporation (the "Company") and                        , an individual resident of                        ,                          ("Participant"). All capitalized terms used herein but not defined herein shall have the meanings given to them in The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the "Plan").

        1.    Award.    The Company hereby grants to Participant a restricted stock award of                        shares (the "Shares") of Common Stock, par value $0.001 per share, of the Company according to the terms and conditions set forth herein and in the Plan. The Shares are Restricted Stock granted under Section 6(c) of the Plan. A copy of the Plan will be furnished upon request of Participant. With respect to the Shares, Participant shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends declared on the Shares.

        2.    Vesting.    Except as otherwise provided in this Agreement so long as Participant is providing Service, the Shares shall vest in accordance with the following schedule:

On each of the following dates	Number of Shares Vested

        3.    Restrictions on Transfer.    Until the Shares vest pursuant to Section 2 or Section 4 hereof, none of the Shares may be transferred, sold, pledged, alienated, attached or otherwise encumbered, and any purported transfer, sale, pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

        4.    Forfeiture; Early Vesting.    If Participant ceases to provide Service to the Company or any Affiliate (as defined in the Plan) prior to vesting of the Shares pursuant to Section 2 hereof, all of Participant's rights to all of the unvested Shares shall be immediately and irrevocably forfeited to the Company without payment by the Company of any amount with respect thereto, except that if Participant ceases to provide Service by reason of death prior to the vesting of Shares under Section 2 hereof, all Shares granted hereunder shall vest as of such termination of Service. Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends declared on the Shares.

        5.    Distributions and Adjustments.

        (a)   If any Shares vest subsequent to any change in the number of character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall receive upon such vesting the number and type of securities or other consideration which Participant would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

        (b)   Any additional shares of Common Stock of the Company, any other securities of the Company and any other property (except for regular cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

        6.    Miscellaneous.

        (a)    Issuance of Shares.    The Company shall cause the Shares to be issued in the name of Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is used, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is used, agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this award of Shares. After any Shares vest pursuant to Section 2 hereof, and following payment of the applicable withholding taxes pursuant to Section 6(b) of this Agreement, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above. The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant.

        (b)    Income Tax Matters.

          (i)    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

          (ii)   In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant's federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any shares already owned by Participant must have been held by the Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant's election must be made on or before the date that the amount of tax to be withheld is determined.

        (c)    Plan Provisions Control.    In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. This Agreement (and any addendum hereto) and the Plan together constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

        (d)    No Right to Employment.    The issuance of the Shares shall not be construed as giving Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

        (e)    Governing Law.    The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

        (f)    Securities Matters.    The Company shall not be required, and shall not have any liability for failure, to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

        (g)    Severability.    If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

        (h)    No Trust or Fund Created.    Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

        (i)    Headings.    Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

        (j)    Consultation With Professional Tax and Investment Advisors.    The holder of this Award acknowledges that the grant, exercise, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws. The holder further acknowledges that such holder is relying solely and exclusively on the holder's own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

        IN WITNESS WHEREOF, the Company and Participant have executed this Restricted Stock Award Agreement on the date set forth in the first paragraph.

THE ENSIGN GROUP, INC.

By:
Name:
Title:

[Participant]

Name: